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                                                                     EXHIBIT 4.1



                              CERTIFICATE OF TRUST

                                       OF

                            NEWELL FINANCIAL TRUST I

               THIS Certificate of Trust of Newell Financial Trust I (the "Trust"), dated as of November 24, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

               1. Name. The name of the business trust formed hereby is Newell Financial Trust I.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

               3. Effective Date. This Certificate of Trust shall be effective upon filing.

               IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                    CHASE MANHATTAN BANK DELAWARE,
                                    not in its individual capacity but
                                    solely as trustee of the Trust



                                    By:    /s/  John J. Cashin
                                       ---------------------------------------
                                       Name:  John J. Cashin
                                       Title: Vice President


                                    BRETT E. GRIES, not in his individual
                                    capacity but solely as trustee of the Trust


                                     /s/ Brett E. Gries
                                     -----------------------------------------